DEPOSIT GUARANTY CORP.

                      Officers' Certificate Pursuant to
                                 Section 3.1

                    We, E.B. Robinson, Jr. and Howard L. McMillan, Jr., do hereby certify that we are Directors of Deposit Guaranty Corp., a Mississippi business corporation (the "Company") and members of the Pricing Committee of the Company, and that we have been authorized to determine the terms of any series of Senior debt securities to be issued by the Company pursuant to the terms of a Senior Indenture, dated as of April 26, 1996 (the "Indenture"), between the Company and SunTrust Bank, Atlanta, as Trustee, and in accordance with Section 3.1 of the Indenture, we do hereby establish a single series of Senior Debt Securities with the following terms. This document shall constitute an Officers' Certificate for purposes of Section 3.1 of the Indenture. Capitalized terms used herein and not defined herein shall have the meaning specified in the Indenture, and the numbered clauses set forth below correspond to the number clauses of Section 3.1 of the Indenture.

                    (1)   the title of the Securities of the
               series (which shall distinguish the Securities of the series from Securities of any other series);

                    7 1/4% Senior Notes Due May 1, 2006 (the
               "Notes")

                    (2)   any limit upon the aggregate principal
               amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 and except for any Notes which, pursuant to
               Section 3.3, are deemed never to have been authenticated and delivered under the Indenture);

                                   $100,000,000.

                    (3)   the person to whom any interest on a
               Note shall be payable, if other than the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

                                     N/A.

                    (4) the date or dates on which the principal of the Notes is payable;

                                 May 1, 2006

                    (5)   the rate or rates at which the Notes
               shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

                    The Notes will bear Interest from April 26,
               1996, payable semiannually in arrears on each May 1 and November 1. Interest shall be paid to the person in whose name such Note is registered at the close of business on April 15 or October 15, as the case may be, preceding each interest payment. The Notes will bear interest at a rate of 7 1/4% per annum.

                    (6)   the place or places where the principal
               of and any premium and interest on the Notes shall be payable;

                    Atlanta, Georgia

                    (7)   the period or periods within which, the
               price or prices at which and the terms and conditions upon which the Notes may be redeemed, in whole or in part, at the option of the Company;

                    The Notes are not redeemable prior to maturity.

                    (8)   the obligation, if any, of the Company
               to redeem or purchase Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                    The Notes do not provide for any sinking fund,

                    (9)   if other than denominations of $1,000
               and any integral multiple thereof, the denominations in which the Notes shall be issuable;

                                     N/A.

                    (10)  the currency, currencies or currency
               units in which payment of the principal of and any premium and interest on any Notes shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of "Outstanding" in Section 1.1 of the Indenture;

                                     N/A.

                    (11)  if the amount of payments of principal
               of or any premium or interest on any Notes of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

                                     N/A.

                    (12)  if the principal of or any premium or
               interest on the Notes is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Notes are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Notes as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

                                     N/A.

                    (13)  if other than the principal amount
               thereof, the portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to section 5.2 of the Indenture;

                    The entire principal shall be payable.

                    (14)  the application, if any, of either or
               both of Section 13.2 and Section 13.3 of the Indenture to the Notes;

                          Section 13.2 shall apply.

                    (15)  whether the Notes shall be issuable in
               whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 3.5 of the Indenture in which any such Global Security may be transferred to, and registered and exchanged for Notes registered in the name of, a person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

                    The notes shall be issued in the form of one
               permanent global certificate. Each global certificate will be deposited with The Depository
               Trust Company, New York, New York.

                    (16)  if other than as specified in Section
               5.1 of the Indenture, the Events of Default applicable with respect to the Notes;

                                     N/A.

                    (17)  if other than as specified in Section
               5.2 of the Indenture, the Events of Default the occurrence of which would permit the declaration of the acceleration of Maturity pursuant to Section 5.2;

                                     N/A.

                    (18) any other covenant or warranty included for the benefit of the Notes in addition to (and not inconsistent with) those included in the Indenture for the benefit of Securities of all series, or any other covenant or warranty included in the Indenture for the benefit of Securities of all series in lieu of any covenant or warranty included in the Indenture for the benefit of Securities of all series, or any provision that any covenant or warranty included in the Indenture for the benefit of the Notes shall not be for the benefit of the Notes, or any combination of such covenants, warranties or provisions;

                                     N/A.

                    (19)  any other terms of the Notes (which
               terms shall not be inconsistent with the provisions of the Indenture, except as permitted by Section
               9.1(5) thereunder).

                                     N/A


                    IN WITNESS WHEREOF, we have hereunto set our hands this 23rd day of April, 1996.


                                         E.B. Robinson, Jr.
                                         Director


                                         Howard L. McMillan, Jr.
                                         Director


                                         Joe J. Powell, III
                                         Treasurer